UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2022

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway, 34th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	Y	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously reported, on March 20, 2022, Alleghany Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berkshire Hathaway Inc., a Delaware corporation (“Berkshire Hathaway”) and O&M Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Berkshire Hathaway (“Merger Sub”). On October 19, 2022, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Berkshire Hathaway (the “surviving corporation”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.02	Termination of Material Definitive Agreement

In connection with the consummation of the Merger, effective as of October 19, 2022, the Company terminated its Credit Agreement, dated as of July 31, 2017, among the Company, the lenders which are signatories thereto and U.S. Bank National Association, as administrative agent for the lenders, as amended by that certain First Amendment to Credit Agreement, dated as of June 22, 2022 (the “Credit Agreement”). In connection with the termination of the Credit Agreement, all unpaid fees thereunder were paid in full and all commitments thereunder were terminated. There were no outstanding borrowings under the Credit Agreement at the time of termination.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the introductory note, on October 19, 2022, pursuant to the terms and conditions of the Merger Agreement, the Merger was consummated.

Upon completion of the Merger, each share of common stock, par value $1.00, of the Company (the “Company common stock”) issued and outstanding immediately before the effective time of the Merger, other than shares held in the treasury of the Company or owned by Berkshire Hathaway or any direct or indirect wholly owned subsidiary of Berkshire Hathaway, was cancelled and extinguished and converted into the right to receive $848.02 in cash, without interest (the “merger consideration”).

In addition, as a result of the Merger, (i) each outstanding restricted stock unit that is not subject to any performance-based vesting requirements (each, an “RSU”), other than any Director RSU (as defined below) and any outstanding RSU that vested prior to the effective time of the Merger, including any dividend equivalent units credited in respect thereto, was cancelled and converted into the right to receive from the surviving corporation an amount equal to the merger consideration and such amount, less any required withholding taxes, will be paid in cash to the holder of such RSU within 15 business days of the existing vesting date applicable to such RSU if the holder continues employment through the vesting date, subject to full accelerated vesting and payment within 15 business days (subject to any required delay in payment required by Section 409A of the Internal Revenue Code of 1986 (the “Code”)) of the earlier termination of the holder’s employment without cause or due to the holder’s death, total disability or qualified retirement; (ii) each outstanding restricted stock unit that is subject to any performance-based vesting requirement (each, a “PSU”), other than the Match Award (as defined below), including any dividend equivalent units credited in respect thereto, was cancelled and converted into the right to receive from the surviving corporation an amount equal to the merger consideration (assuming the maximum level performance was achieved for purposes of determining the number of PSUs) and such amount, less any required withholding taxes, will be paid in cash to the holder of such PSU at the time specified in the applicable plan and award agreement following the completion of the applicable performance period if the holder continues employment through the end of such performance period in accordance with the original payment terms of the award, without any ongoing performance-vesting conditions, subject to full accelerated vesting upon the earlier termination of the holder’s employment without cause or due to holder’s death, total disability or qualified retirement; (iii) the PSUs granted under the performance share matching award to Joseph P. Brandon, the Company’s President and Chief Executive Officer, on April 1, 2022, as contemplated by Mr. Brandon’s employment agreement with the Company (the “Match Award”), including any dividend equivalent units credited in respect thereto, was cancelled and converted into the right to receive from the surviving corporation an amount in cash equal to the merger consideration less any required withholding taxes, payable in cash to Mr. Brandon at the time specified in the applicable plan and award agreement following the completion of the performance period if Mr. Brandon continues employment through the end of such performance period in accordance with the original payment terms of the award and (iv) each outstanding RSU granted to the Company’s non-employee directors under the Company’s directors’ stock plans (the “Director RSUs”), including any dividend equivalent units credited in respect thereto, was cancelled and converted into the right to receive from the surviving corporation an amount equal to the merger consideration in cash at the time specified in the applicable plan and award agreement or applicable deferral election. For any outstanding RSU (other than any Director RSU) that vested prior to the effective time of the merger, the merger consideration, less any required withholding taxes, will be paid in cash to the holder of such RSU without interest within fifteen business days of closing of the merger. The amount payable to Mr. Brandon in respect of the Match Award will be determined based on the actual attainment of the “adjusted book value per common share” performance goal during the Match Award’s five-year performance period ending December 31, 2026 and the actual number of PSUs earned during the performance period. The merger agreement provides for full accelerated vesting of the right to receive the amount payable in respect of the Match Award upon the earlier termination of Mr. Brandon’s employment without cause or due to his death, total disability or qualified retirement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K, (ii) the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 29, 2022 and (iii) the Merger Agreement, which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, the Company requested that the shares of Company common stock, which traded under the symbol “Y,” cease to be traded on the New York Stock Exchange (“NYSE”) as of the open of trading on October 19, 2022 and be delisted from NYSE. Accordingly, NYSE filed with the Commission a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) (the “Form 25”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Company common stock. The delisting of the Company common stock from NYSE will be effective 10 days after the filing of the Form 25. The Company intends to file with the Commission a Form 15 Certification of Termination of Registration of a Class of Security under Section 12(g) or Notice of Suspension of Duty to File Reports Pursuant to Sections 13 and 15(d) of the Exchange Act (the “Form 15”) requesting the deregistration of the Company common stock under Section 12(b) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

In connection with the deregistration of the shares of Company common stock described above, the Company also intends to file post-effective amendments to certain of its outstanding registration statements to terminate the effectiveness of such registration statements and remove from registration any and all unsold securities under such registration statements.

Item 3.03.	Material Modification to Rights of Security Holders

As a result of the Merger, each issued and outstanding share of Company common stock was cancelled and each holder of Company Common Stock ceased to have any rights as a stockholder of the Company other than the right to receive the merger consideration as set forth in the Merger Agreement.

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company became a wholly owned subsidiary of Berkshire Hathaway and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01, Item 3.01, Item 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, in accordance with the Merger Agreement, the director of Merger Sub, Marc D. Hamburg, became the director of the surviving corporation and the officers of the Company immediately prior to the effective time of the Merger became the initial officers of the surviving corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference, became the certificate of incorporation and bylaws of the surviving corporation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2022, by and among Alleghany Corporation, Berkshire Hathaway Inc. and O&M Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Alleghany Corporation’s Current Report on Form 8-K dated March 21, 2022)

3.1	Amended and Restated Certificate of Incorporation of Alleghany Corporation

3.2	Amended and Restated Bylaws of Alleghany Corporation, dated as of October 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: October 19, 2022	By:	/s/ Kerry J. Jacobs
	Name:	Kerry J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer